As filed with the Securities and Exchange Commission on February 11, 2026

Registration No. 333-200367

Registration No. 333-202850

Registration No. 333-216755

Registration No. 333-223729

Registration No. 333-230269

Registration No. 333-236909

Registration No. 333-254152

Registration No. 333-254154

Registration No. 333-263436

Registration No. 333-270222

Registration No. 333-270223

Registration No. 333-277932

Registration No. 333-280349

Registration No. 333-285751

Registration No. 333-285753

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration No. 333-200367

Form S-8 Registration No. 333-202850

Form S-8 Registration No. 333-216755

Form S-8 Registration No. 333-223729

Form S-8 Registration No. 333-230269

Form S-8 Registration No. 333-236909

Form S-8 Registration No. 333-254152

Form S-8 Registration No. 333-254154

Form S-8 Registration No. 333-263436

Form S-8 Registration No. 333-270222

Form S-8 Registration No. 333-270223

Form S-8 Registration No. 333-277932

Form S-8 Registration No. 333-280349

Form S-8 Registration No. 333-285751

Form S-8 Registration No. 333-285753

UNDER THE SECURITIES ACT OF 1933

CyberArk Software Ltd.

(Exact Name of Registrant as Specified in Its Charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

CyberArk Software Ltd.

9 Hapsagot St.

Park Ofer 2, P.O. Box 3143

Petach Tikva 4951041, Israel

Tel: +972 (3) 918-0000

(Address of Principal Executive Offices) (Zip Code)

Cyber-Ark Software Ltd. 2001 Section 102 Stock Option Plan

Cyber-Ark Software Ltd. 2001 Stock Option Plan

Cyber-Ark Software Ltd. 2011 Share Option Plan

CyberArk Software Ltd. 2014 Share Incentive Plan

CyberArk Software Ltd. 2020 Employee Share Purchase Plan

CyberArk Software Ltd. 2024 Share Incentive Plan

(Full title of the plans)

Bruce Byrd, Esq.

Executive Vice President and General Counsel

Palo Alto Networks, Inc.

3000 Tannery Way

Santa Clara, California 95054

(Name and address of agent for service)

(408) 753-4000

(Telephone number, including area code, of agent for service)

Copies to:

Jacob A. Kling, Esq. George N. Tepe, Esq.
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
(212) 403-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) relate to the following Registration Statements on Form S-8 (each, a “Registration Statement,” and collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by CyberArk Software Ltd., a company incorporated under the laws of the State of Israel (the “Registrant”):

•	Registration Statement No. 333-200367, filed with the SEC on November 19, 2014, pertaining to the registration of (i) 1,951,230 ordinary shares, par value NIS 0.01 per share, of the Registrant (“Ordinary Shares”), reserved for issuance under the Cyber-Ark Software Ltd. 2001 Section 102 Stock Option Plan and the Cyber-Ark Software Ltd. 2001 Stock Option Plan, (ii) 2,467,885 Ordinary Shares, reserved for issuance under the CyberArk Software Ltd. 2011 Share Option Plan (the “2011 Plan”), (iii) 224,000 Ordinary Shares, reserved for issuance under the CyberArk Software Ltd. 2014 Share Incentive Plan, as amended (the “2014 Plan”), and (iv) 219,358 Ordinary Shares, reserved for issuance under the 2014 Plan;

•	Registration Statement No. 333-202850, filed with the SEC on March 18, 2015, pertaining to the registration of 610,027 Ordinary Shares, reserved for issuance under the 2014 Plan;

•	Registration Statement No. 333-216755, filed with the SEC on March 16, 2017, pertaining to the registration of 3,311,644 Ordinary Shares, reserved for issuance under the 2014 Plan;

•	Registration Statement No. 333-223729, filed with the SEC on March 16, 2018, pertaining to the registration of 1,200,000 Ordinary Shares, reserved for issuance under the 2014 Plan;

•	Registration Statement No. 333-230269, filed with the SEC on March 14, 2019, pertaining to the registration of 1,300,000 Ordinary Shares, reserved for issuance under the 2014 Plan;

•	Registration Statement No. 333-236909, filed with the SEC on March 5, 2020, pertaining to the registration of 50,000 Ordinary Shares, reserved for issuance under the 2014 Plan;

•	Registration Statement No. 333-254152, filed with the SEC on March 11, 2021, pertaining to the registration of 125,000 Ordinary Shares, reserved for issuance under the CyberArk Software Ltd. 2020 Employee Share Purchase Plan (the “2020 ESPP”);

•	Registration Statement No. 333-254154, filed with the SEC on March 11, 2021, pertaining to the registration of 1,225,000 Ordinary Shares, reserved for issuance under the 2014 Plan;

•	Registration Statement No. 333-263436, filed with the SEC on March 10, 2022, pertaining to the registration of 1,100,000 Ordinary Shares, reserved for issuance under the 2014 Plan;

•	Registration Statement No. 333-270222, filed with the SEC on March 2, 2023, pertaining to the registration of 200,000 Ordinary Shares, reserved for issuance under the 2020 ESPP;

•	Registration Statement No. 333-270223, filed with the SEC on March 2, 2023, pertaining to the registration of 1,100,000 Ordinary Shares, reserved for issuance under the 2014 Plan;

•	Registration Statement No. 333-277932, filed with the SEC on March 14, 2024, pertaining to the registration of 150,000 Ordinary Shares, reserved for issuance under the 2020 ESPP;

•	Registration Statement No. 333-280349, filed with the SEC on June 20, 2024, pertaining to the registration of 1,786,992 Ordinary Shares, reserved for issuance under the CyberArk Software Ltd. 2024 Share Incentive Plan, as amended (the “2024 Plan”);

•	Registration Statement No. 333-285751, filed with the SEC on March 12, 2025, pertaining to the registration of 1,480,000 Ordinary Shares, reserved for issuance under the 2024 Plan; and

•	Registration Statement No. 333-285753, filed with the SEC on March 12, 2025, pertaining to the registration of 30,000 Ordinary Shares, reserved for issuance under the 2020 ESPP.

On February 11, 2026, pursuant to and in accordance with the Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 30, 2025, by and among Palo Alto Networks, Inc., a Delaware corporation (“PANW”), Athens Strategies Ltd., a company organized under the laws of the State of Israel and a wholly owned subsidiary of PANW (“Merger Sub”), and the Registrant, Merger Sub merged with and into the Registrant, with the Registrant surviving the merger as a wholly owned subsidiary of PANW (the “Merger”).

As a result of the Merger and the other transactions contemplated by the Merger Agreement, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the termination of the offerings, by filing these Post-Effective Amendments, the Registrant hereby removes from registration all securities registered but unsold under such Registration Statements, if any, as of the date hereof, and the Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the above-referenced Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on February 11, 2026.

CYBERARK SOFTWARE LTD.

By:	/s/ Bruce Byrd
Name:	Bruce Byrd
Title:	Authorized Signatory

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.